UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 22, 2022

(Date of earliest event reported)

INTERNET SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State of Incorporation)	Commission File Number	(IRS EIN)

521 Fifth Ave, 17th Floor

New York, New York 10016

(Address of principal executive offices)

212-586-4141

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Item 5.02	DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Mark L Deutsch as member of the Board of Directors

On February 18, 2022, the majority shareholders of the Corporation elected Mark L Deutsch to serve as members of the Board of Directors of the Corporation, effective February 18, 2022.

Mark Deutsch is a senior private equity professional with over 30 years of experience successfully investing in private companies across a wide range of industries. He is the Founder and President of Deutsch Capital LLC, a private equity investment firm formed in 2017 to continue his longstanding strategy of investing in lower middle-market companies based in the United States.

Prior to founding Deutsch Capital, Mark was a senior partner at Verus Investment Partners from 2015 to 2017 and a founding partner at Hudson Ferry Capital from 2006-2014. Both these firms, based in New York City, focused on the lower middle market and targeted investments in the wide range of sectors including industrial and manufacturing, building products, business services, and high margin distribution. Mark also led the new business development efforts at both these firms and, at Hudson Ferry Capital, raised the majority of the firm’s private capital.

From 1994 to 2006, Mark was Managing Partner of Kenner & Company, Inc., a leading middle-market private equity firm with a principal focus on businesses within the building products industry. From 1991 to 1993, Mark was a Principal at Fieldstone Private Capital Group, L.P., an investment banking firm. From 1986 to 1991, Mark was a Vice President at BT Securities Corporation, a wholly owned subsidiary of Bankers Trust (now Deutsche Bank). Mark began his career as a certified public accountant with KPMG.

Mark currently serves on the Board of Directors of Skyline Windows and MeTEOR Education. He serves on the Strategic Advisory Board of Curemark LLC. He has served on the Board of Directors of Behr Process Corporation, Therma-Tru Corporation, Champion Windows, Pace Industries, Atrium Windows, Contrax Furnishings, BSI Holdings, TruStiles Doors, Aneco Electrical Construction, Sequentia Incorporated, and Listman Home Technologies.

Mark received an MBA from Harvard Business School and a BS in accounting, summa cum laude, from Binghamton University. He was Chairman and founding member (1999) of Binghamton University’s School of Management Metro Advisory Board from 1999-2016 and continues today as a Board member. Mark was the recipient of Binghamton University’s Special Recognition Award in 2002 for his work on behalf of the University. In 2000, he received its Alumni Recognition Award for distinguished service to his profession, community and the University. Mark is a frequent guest lecturer at New York University and Binghamton University. Mark is also an active volunteer for fundraising at Harvard Business School and has served on the Major Gift Committee.

Item 9.01	Exhibits.

Exhibit No.	Description
10.1	Action by Written Consent of the Board of Directors of Internet Sciences, Inc.
10.2	Action by Written Consent of the Shareholders of Internet Sciences, Inc.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Sciences, Inc.

Dated: February 24, 2022	By: /s/ Lynda Chervil
Lynda Chervil, CEO